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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement of Progress Financial Corporation on Form S-3 of our report dated January 22, 1997, on our audits of the consolidated financial statements as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
December 22, 1997